SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                       of the Securities Exchange Act 1934

Check the appropriate box:

     [X]  Preliminary Information Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive Information Statement



                          EASTPORT RED'S INCORPORATED
                        -------------------------------
                (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          N/A

     2)   Aggregate number of securities to which transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4)   Proposed maximum aggregate value of transaction: N/A

     5)   Total fee paid: N/A

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)  Amount Previously Paid: $0
     2)  Form, Schedule or Registration Statement No.: N/A
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     4)  Date Filed: N/A

                         EASTPORT RED'S INCORPORATED
                            6314 KING VALLEY DRIVE
                         WEST VALLEY CITY, UTAH 84128


                            -----------------------
                             INFORMATION STATEMENT
                            -----------------------


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY


        --------------------------------------------------------------
        -    NOTICE OF SHAREHOLDERS CONSENT TO CHANGE THE NAME OF    -
        -                 EASTPORT RED'S INCORPORATED                -
        -                             TO                             -
        -                 WALLIN ENGINES CORPORATION                 -
        --------------------------------------------------------------



                                  INTRODUCTION
                 -----------------------------------------------

     Eastport Red's Incorporated ("the Company") is providing this Information Statement to all shareholders of its par value $0.001 common stock ("Common Stock") as notification that on December 21, 2000 the holders of a majority of the Company's outstanding Common Stock consented to change the Company's name from Eastport Red's Incorporated ("Eastport") to Wallin Engines Corporation ("Wallin").

     Of the 19,900,000 Common Stock shares issued and outstanding and entitled to vote by written consent on that date, a shareholder owning 18,000,000 Common Stock shares, or approximately 90% of the outstanding Common Stock, consented to this name change by written consent taken without a meeting pursuant to Section 78.320 of the Nevada Revised Statutes.

     On January 2, 2001, the Company is sending this Information Statement to all shareholders of record as of December 21, 2000. The name change is expected to become effective January 22, 2001 or upon filing of the Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, whichever is later.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT
                  -----------------------------------------------

     The record date for this Information Statement is December 21, 2000. The following table sets forth certain information concerning ownership of the Company's Common Stock as of December 21, 2000. The table discloses each entity the Company knows to beneficially own more than five percent (5%) of its Common Stock. The table also shows the stock holdings of the Company's directors, as the well as the shares held by its directors and executive officers as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided.

                              AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER      BENEFICIAL OWNER (1)     PERCENT OF CLASS
------------------------      --------------------     ----------------

Michael Linn                       18,000,000                90.45%
6314 King Valley Drive
West Valley City, Utah 84128

All Executive Officers &
Directors as a Group (2)
  (One Person)                     18,000,000                90.45%

------------------------------

(1) The number of shares beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Michael Linn is the Company's president, secretary and treasurer and sole director.


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                 -----------------------------------------------

     The Company was incorporated on July 18, 1997 under the laws of the State of Nevada under the name of Eastport Red's Incorporated. Nevada law requires that a domestic corporation amend its articles of corporation to reflect a change of corporate name. Therefore, the Company's articles of incorporation will be amended, effective January 22, 2001 or upon filing of the Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, whichever is later, to reflect the change of name from Eastport Red's Incorporated to Wallin Engines Corporation.

                                CHANGE IN CONTROL
                 -----------------------------------------------

     Effective December 1, 2000, the Company entered into an Asset Acquisition Agreement between the Company and Michael Linn ("Linn"), a Utah resident, ("Asset Agreement") that resulted in the Company purchasing certain assets owned by Linn in exchange for the issuance of 18,000,000 shares of the Company's Common Stock to Linn.

     Also in connection with the Asset Agreement, First Avenue, Ltd., a shareholder of the Company, agreed to the cancellation of 9,100,000 shares out of the 10,000,000 shares of the Company's Common Stock held by it. Ken Kurtz, who was an officer and director of the Company through December 20, 2000, is a general partner of First Avenue, Ltd.

     On December 5, 2000, the Board of Directors consented to the appointment of Mr. Michael Linn as the Company's president, secretary, treasurer and director, to serve until his successor is elected and qualified. Such appointment became effective December 20, 2000. Also on December 20, 2000, Mr. Kurtz resigned all positions as an officer and director of the Company.

     The issuances and cancellations of the Company's stock as discussed herein resulted in a change in control of the Registrant from First Avenue, Ltd. to Michael Linn. Michael Linn is now a controlling shareholder of the Company by owning 18,000,000 common stock shares, which will be approximately 90.5% of the Company's 19,900,000 common stock shares issued and outstanding.


                        DIRECTORS AND EXECUTIVE OFFICERS
                 -----------------------------------------------

     The directors and executive officers currently serving the Company are as follows:

NAME                  AGE        POSITION HELD             SINCE
-----                 ----       --------------            ------

Michael Linn           32        President, Secretary,     December 20, 2000
                                 Treasurer, Director &
                                 Chairman of the Board

     Michael Linn will become the Company's president, secretary, treasurer and director effective December 20, 2000. Mr. Linn has been employed as an apprentice machinist by Wolverine Machine in Salt Lake City, Utah since June 2000. From August 1999 to June 2000, Mr. Linn was a union member welder and connector for Western Construction Specialists in West Jordan, Utah. From March 1998 to August 1999, Mr. Linn was a lead carpenter for McCain Construction in West Valley, Utah. From October 1995 to March 1998, Mr. Linn was enrolled in the United States Army in Fort Bliss, Texas. Mr. Linn is not, nor has not been, an officer or director of any other publicly held company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

     The director named above will serve until his successor is elected and qualified. Officers will hold their positions as directed by the board of directors. Currently, none of the Company's officers nor directors have any employment agreement with the Company, nor is any currently contemplated. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

     The directors and officers of the Company will devote such time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

Exclusion of Liability

     The Nevada Corporation Act excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Nevada Corporation Act, or any transaction from which a director receives an improper personal benefit.

     This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.


                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                 -----------------------------------------------

     No compensation was awarded to, earned by, or paid to any of the current executive officers of the Company since it's inception on July 18, 1997. In May 1999, the Company sold 10,000,000 shares of Common Stock to First Avenue, Ltd. for $10,000. Ken Kurtz, an officer and director of the Company through December 20, 2000, is also a general partner of First Avenue, Ltd. The shares were sold to First Avenue, Ltd. to obtain capital to pay the costs of becoming a reporting company under the Securities Exchange Act of 1934, as amended, and also to pay the cost of general administrative expenses.


                         TRANSFER OF STOCK CERTIFICATES
                 -----------------------------------------------

     After January 22, 2001, stockholders may forward their stock certificates to Interwest Transfer Co., Inc., 1981 East Murray-Holladay Road, PO Box 17136, Salt Lake City, Utah 84117; Telephone (801) 272-9294, together with $15 for each stock certificate requested to be issued or transferred for a new stock certificate bearing the new name of the Company and its new Cusip Number. If stock certificates are being transferred into the same name, no signature guarantee is required; if being transferred to a new name, the stock certificate submitted must be signed and the signature must be guaranteed by a "Medallion Member" bank or broker dealer. A stock power similarly signed and guaranteed will also be acceptable.


BY ORDER OF THE BOARD OF DIRECTORS,

  /s/ MICHAEL LINN
---------------------------------
Michael Linn, President

Salt Lake City, Utah
December 22, 2000